UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  March 14, 2018

INTREorg Systems, Inc.
(Exact name of registrant as specified in its charter)

Texas	000-53262	45-0526215
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

2600 E. Southlake Blvd., Suite 120-366
Southlake, TX		76092
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code:		Phone: 817-313-5005

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

ITEM 5.02—DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On March 10, 2018, the board of directors of INTREorg Systems, Inc. sadly received communication that board member John M. Devlin, Jr. of Richboro, Pennsylvania died peacefully on Thursday, March 8, 2018, surrounded by his family. He was 73 years old. John was the beloved husband of Deborah A. (MacBride) Devlin for 50 ½ years; and was the son of the late John M. and Norma Hall Devlin. In addition to his wife, Deborah, he is survived by his children and their spouses, Shighla D. and Seth Jackson and John M., III and Rachel Devlin; his grandchildren, Nicole and Nolan Jackson and Ryan and Jack Devlin; his brothers, Michael H., Robert M. and William T. Devlin. John is also survived by his sister Dorothy D. Alpert.

On March 13, 2018, the board of directors of INTREorg Systems, Inc. approved and appointed Robert J. Flynn, age 74, to serve as director and chairman of our audit committee. Mr. Flynn will also serve as IntreOrg Systems’ Vice President and General Counsel.

Robert J. Flynn, Jr., Esq. is a graduate of Georgetown University School of Foreign Service (B.S.F.S.), a graduate of Georgetown Law Center (J.D.) and a graduate of George Washington University National Law Center (LL.M). He is a Member of the District of Columbia Bar since 1969 and has practiced law both in the District of Columbia and elsewhere since that time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 14, 2018IntreOrg Systems, Inc.

By: /s/ Thomas E. Lindholm

Thomas E. Lindholm, Executive Director

Item 9.01 Exhibits

Exhibit No.	Description
99.1	Board of Directors Agreement – Flynn